Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS FIRST QUARTER 2021 RESULTS; PROVIDES BUSINESS UPDATE AND 2Q 2021 GUIDANCE

IRVINE, CA, May 5, 2021 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (Nasdaq: SBRA) today announced results of operations for the first quarter of 2021 and provided a business update and guidance for the second quarter of 2021.

FIRST QUARTER 2021 RESULTS AND RECENT EVENTS

Following are the highlights of our results for the first quarter of 2021 and recent events:
•For the first quarter of 2021, net income, FFO, Normalized FFO, AFFO and Normalized AFFO per diluted common share were $0.16, $0.39, $0.40, $0.39 and $0.39, respectively.
•EBITDARM Coverage for our Skilled Nursing/Transitional Care portfolio increased 0.06x over the fourth quarter of 2020 to 1.99x, and Skilled Mix improved 10 basis points to 39.6%. See further discussion on EBITDARM Coverage trends under “Business Update.”
•From the beginning of the COVID-19 pandemic through April 2021, we have collected 99.9% of our forecasted rents. While we have agreed to temporary pandemic-related rent deferrals for three tenants of one to three months of rent, we have not granted any permanent pandemic-related rent concessions. Total pandemic-related rent deferrals equal $0.8 million (0.2% of Annualized Cash NOI).
•Average occupancy in our portfolio has begun its recovery as vaccine uptake has increased and COVID-19 infection rates have decreased through most of the U.S. See further discussion on Average Occupancy and Skilled Mix Census under “Business Update.”
•During the first quarter of 2021, we acquired one addiction treatment center and one Senior Housing - Managed community for an aggregate purchase price of $28.5 million with a weighted average estimated stabilized cash yield of 7.70%.
•During the first quarter of 2021, we completed the sale of two Skilled Nursing/Transitional Care facilities for aggregate net sales proceeds of $5.3 million.
•During the first quarter of 2021, we issued 5.2 million shares of common stock under our at-the-market offering program (“ATM Program”) for net proceeds of $90.2 million. These proceeds, along with cash on hand, were used to repay $93.0 million of U.S. dollar term loans maturing in 2022, maintaining our strong net debt to adjusted EBITDA of 4.84x (5.48x including the unconsolidated joint venture). During the first quarter of 2021, we further utilized the forward feature of the ATM Program, and as of March 31, 2021, 1.3 million shares remained outstanding under forward sale agreements, with an initial weighted average price per share of $17.94, net of commissions.
•On May 1, 2021, we acquired a 116-unit Senior Housing - Managed community in Alaska for $32.5 million. This investment has an estimated stabilized cash yield of 7.75%.
•On May 5, 2021, our Board of Directors declared a quarterly cash dividend of $0.30 per share of common stock. The dividend will be paid on May 28, 2021 to common stockholders of record as of the close of business on May 17, 2021. The dividend represents a payout of approximately 77% of our Normalized AFFO per share of $0.39.

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BUSINESS UPDATE — IMPACT OF THE COVID-19 PANDEMIC ON OUR PORTFOLIO

Average Occupancy and Skilled Mix Census
•Average occupancy for our Skilled Nursing/Transitional Care portfolio hit a trough in the final weeks of December 2020, and has shown signs of recovery through the end of April 2021.
◦Our top seven Skilled Nursing operators, which comprise 63% of our Skilled Nursing rent, saw increased average occupancy of 431 basis points from the late-December 2020 low point through the end of April 2021.
◦Skilled Mix census in our Skilled Nursing/Transitional Care portfolio stands 148 basis points higher as of the end of April 2021 compared to February 2020 pre-pandemic levels.
•Similarly, average occupancy for our Senior Housing - Leased portfolio bottomed out during the first half of February 2021 and has increased 365 basis points through the end of April 2021.
•Average occupancy for our Senior Housing - Managed portfolio bottomed out during the first half of March 2021 and has increased 143 basis points through the end of April 2021.
◦In March 2021, gross move-ins in the Enlivant Joint Venture were at the highest level in 18 months and close to the historical peak of 2.3 move-ins per facility per month. The number of leads and tours in March 2021 are 35% above March 2019 levels and this momentum has continued into April. At the same time, there were 13% fewer move-outs in March 2021 than budgeted, continuing a decline to normalized move-out levels since the vaccine roll-out began.
◦Our Holiday portfolio also experienced a significant increase in move-ins in March and April 2021 with a similar declining trend in move-outs. Total net move-ins for these two months was 29 or approximately 1% of the total units in the Holiday portfolio.
•Occupancy from February 2020 through the end of April 2021 for our Specialty Hospitals and Other portfolio increased 553 basis points.

Same-Store Senior Housing - Managed REVPOR
•REVPOR in our Senior Housing - Managed portfolio held up during the pandemic despite pressure on occupancy.

	1Q 2021	4Q 2020	3Q 2020	2Q 2020	1Q 2020	YoY Change
Wholly-Owned:
Assisted Living	$6,078	$6,180	$6,049	$5,989	$6,018
Change	(1.7)%	2.2%	1.0%	(0.5)%		1.0%

Independent Living	$2,550	$2,526	$2,540	$2,526	$2,520
Change	1.0%	(0.6)%	0.6%	0.2%		1.2%

Enlivant Joint Venture:
Assisted Living	$4,467	$4,576	$4,411	$4,302	$4,340
Change	(2.4)%	3.7%	2.5%	(0.9)%		2.9%

Same-Store Senior Housing - Managed Occupancy and NOI Margins
•Occupancy loss is the key driver of lower Cash NOI and Cash NOI margin because of the high operating leverage. Expenses associated with the pandemic spiked with the post-holiday surge, but with the success of the vaccination uptake expenses started decreasing during the quarter, and over time should stabilize at levels not materially higher than pre-COVID-19 levels.

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	1Q 2021	4Q 2020	3Q 2020	2Q 2020	1Q 2020
Wholly-Owned:
Occupancy	76.9%	80.2%	81.8%	83.9%	86.5%
Change	(3.3)%	(1.6)%	(2.1)%	(2.6)%

Cash NOI [1]	$6,569	$9,909	$11,104	$10,196	$12,263
Change	$(3,340)	$(1,195)	$908	$(2,067)

Cash NOI Margin	19.1%	26.7%	29.0%	27.0%	31.4%
Change	(7.6)%	(2.3)%	2.0%	(4.4)%

Cash NOI Margin, excluding COVID-19 pandemic expenses and grant income	21.6%	28.3%	30.2%	31.4%	32.2%
Change	(6.7)%	(1.9)%	(1.2)%	(0.8)%

Enlivant Joint Venture:
Occupancy	68.0%	71.6%	75.8%	78.9%	81.5%
Change	(3.6)%	(4.2)%	(3.1)%	(2.6)%

Cash NOI [2]	$3,055	$5,163	$9,058	$6,597	$8,541
Change	$(2,108)	$(3,895)	$2,461	$(1,944)

Cash NOI Margin	9.7%	15.0%	24.0%	18.7%	23.3%
Change	(5.3)%	(9.0)%	5.3%	(4.6)%

Cash NOI Margin, excluding COVID-19 pandemic expenses and grant income	15.5%	19.7%	21.2%	24.9%	24.5%
Change	(4.2)%	(1.5)%	(3.7)%	0.4%
1    Cash NOI balances include $0.6 million and $1.1 million of government grant income for 4Q 2020 and 3Q 2020, respectively.
2    Cash NOI balances include $0.5 million and $3.0 million of government grant income for 4Q 2020 and 3Q 2020, respectively.

EBITDARM Coverage
•Trailing twelve-month EBITDARM Coverages for the first quarter of 2021 (presented one quarter in arrears) for our triple-net portfolio were as follows:
◦Skilled Nursing/Transitional Care: 1.99x, an increase of 0.06x from the fourth quarter of 2020 and 0.34x from the first quarter of 2020.
◦Senior Housing - Leased: 1.23x, a decrease of 0.02x from the fourth quarter of 2020 and 0.15x from the first quarter of 2020.
◦Specialty Hospitals and Other: 3.67x, an increase of 0.12x from the fourth quarter of 2020 and 0.31x from the first quarter of 2020.
•The above EBITDARM Coverages include approximately $146 million received from the CARES Act Provider Relief Fund as reported by our operators. Excluding these amounts, the above coverages for our Skilled Nursing/Transitional Care, Senior Housing - Leased and Specialty Hospitals and Other portfolios would be 1.51x, 1.18x and 3.61x, respectively. We estimate that our tenants have received approximately $224 million from the Provider Relief Fund. To date, our tenants have only recognized $146 million in their operating results. Recognition of the remaining $78 million is dependent on demonstration of need and any unused amounts may be required to be returned to the federal government.
•Excluding the benefit of amounts received from the Provider Relief Fund, EBITDARM Coverage for the calendar quarter ended December 31, would be 1.37x and 1.07x for our Skilled Nursing/Transitional Care and Senior Housing - Leased portfolios, respectively.

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COVID-19 Mitigation
The following summarizes the aggregate amounts reported as being received or otherwise available to our operators under the CARES Act through March 31, 2021. Please refer to the Top 10 Relationships and COVID-19 Mitigation Summary section of our Supplemental Report, available in the Investor Relations section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations, for more details:
•Provider Relief Fund: $230 million 1
•Suspension of Medicare sequestration: $10 million 1
•Increase to Federal Medical Assistance Percentages (FMAP): $60 million 1
•Accelerated and Advance Medicare Payments: $140 million 2, 3
•Employer payroll tax delay: $30 million 2
•Paycheck Protection Program loans: $70 million 4
•Total: Approximately $540 million
1    Mitigates EBITDARM reductions
2    Provides additional near-term liquidity
3    Benefit may be limited depending on reserve requirements under any working capital or other loans
4    Provides additional near-term liquidity for our operators, and potentially mitigates EBITDARM reductions

Currently, there is $33 billion remaining to be disbursed from the Provider Relief Fund and that amount may increase as a result of acute hospital providers returning funds to the government. The Department of Health and Human Services (“HHS”) most recently extended the COVID-19 Public Health Emergency for another 90 days, effective April 21, 2021, which allows HHS to continue providing temporary regulatory waivers, including the waiver of the three-day hospital stay requirement, and new rules to equip skilled nursing facilities and some assisted living operators with flexibility to respond to the COVID-19 pandemic. Lastly, the FMAP funding increase was extended through September 30, 2021 and suspension of the Medicare sequestration was extended through December 31, 2021.
2Q 2021 GUIDANCE
The financial effects of the COVID-19 pandemic have made it more difficult to accurately forecast our future earnings, primarily within our Senior Housing - Managed portfolio. As a result, we are limiting our guidance at this time to the second quarter of 2021.
We expect the following amounts per diluted common share for the quarter ending June 30, 2021:
•Net income: $0.13 - $0.14
•FFO: $0.38 - $0.39
•AFFO: $0.37 - $0.38
The above estimates are based on the following key assumptions:
•Senior Housing - Managed Portfolio Average Quarterly Occupancy
◦Wholly-owned: 77.0% - 79.0%
◦Unconsolidated Joint Venture: 68.0% - 70.0%
•Investments and Dispositions
◦Investments of $86 million with a weighted average initial cash yield of 9.0%, including the 116-unit Senior Housing - Managed community acquired May 1, 2021 for $32.5 million.
◦Dispositions and loan repayments of $9.4 million, with associated Annualized Cash NOI of $0.5 million.
◦Capital expenditures in our wholly-owned Senior Housing- Managed portfolio of $4.6 million.
•Leverage Management
◦Maintain Net Debt to Annualized Adjusted EBITDA (including unconsolidated joint venture) below 5.50x on expected Annualized Adjusted EBITDA between $470 million and $472 million as of June 30, 2021.

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The estimated amounts above do not include any anticipated funds from the Provider Relief Fund for our Senior Housing - Managed communities. For additional detail and information regarding these estimates, refer to the 2Q 2021 Outlook section of our corresponding Supplemental Report and the Reconciliation of Non-GAAP Financial Measures, both available in the Investor Relations section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.
Commenting on the first quarter results, Rick Matros, CEO and Chairman, said, “We are heartened to see the beginnings of the recovery from the pandemic with occupancy improvements in skilled nursing and senior housing. Skilled nursing occupancy hit its low point at the end of December 2020 and our managed portfolio hit its low the first week of March 2021. Expenses have been moderating and cohort restrictions have been lifting. Well over 90% of the portfolio have no positive COVID cases. Deal activity continues to be robust as we focus on getting back to growth mode.
“It’s been an excruciatingly long and difficult time for our operators and their patients, residents and families. In talking with them now, we hear upbeat voices, a joyful experience that we have all been looking forward to. We will never forget all they have done and gone through. Although the pandemic is not over, we and our operators remain optimistic about the speed of recovery for the industry and return to normalcy for patients and caregivers.”
LIQUIDITY
As of March 31, 2021, we had over $1.0 billion of liquidity, consisting of unrestricted cash and cash equivalents of $24.9 million and available borrowings of $1.0 billion under our revolving credit facility. As of March 31, 2021, we also had $139.8 million available under the ATM Program.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call with a simultaneous webcast to discuss the 2021 first quarter results will be held on Thursday, May 6, 2021 at 10:00 am Pacific Time. The dial-in number for U.S. participants is (844) 862-3710. For participants outside the U.S., the dial-in number is (612) 979-9902. The conference ID number is 6384625. The webcast URL is https://edge.media-server.com/mmc/p/zghrxwo7. A digital replay of the call will be available on the Company’s website at www.sabrahealth.com. The Company’s supplemental information package for the first quarter will also be available on the Company’s website in the “Investors” section.
ABOUT SABRA
As of March 31, 2021, Sabra’s investment portfolio included 426 real estate properties held for investment (consisting of (i) 285 Skilled Nursing/Transitional Care facilities, (ii) 65 Senior Housing communities (“Senior Housing - Leased”), (iii) 48 Senior Housing communities operated by third-party property managers pursuant to property management agreements (“Senior Housing - Managed”) and (iv) 28 Specialty Hospitals and Other facilities), one investment in a sales-type lease, 18 investments in loans receivable (consisting of (i) one mortgage loan, (ii) one construction loan and (iii) 16 other loans), six preferred equity investments and one investment in an unconsolidated joint venture that owns 158 Senior Housing - Managed communities. As of March 31, 2021, Sabra’s real estate properties held for investment included 42,002 beds/units and its unconsolidated joint venture included 7,056 beds/units, spread across the United States and Canada.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward-looking statements include all statements regarding our expectations regarding the impact of the COVID-19 pandemic on our tenants, operators and Senior Housing - Managed communities; our expectations regarding the potential mitigating effects of the state and federal assistance programs available to our tenants, operators and Senior Housing - Managed communities; our expectations regarding the timing and extent of the recovery in occupancy and improvements in operating results at our facilities; and our other expectations regarding our future financial position, results of operations (including our 2021 second quarter earnings guidance, as well as the assumptions set forth therein, and our leverage expectations), cash flows, liquidity, business strategy, growth opportunities, potential investments and dispositions, and plans and objectives for future operations and capital raising activity.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: the ongoing COVID-19 pandemic and measures intended to prevent its spread, including the impact on our tenants, operators and Senior Housing - Managed communities; our dependence on the operating success of our tenants; the potential variability of our reported rental and related revenues following the adoption of

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Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs, on January 1, 2019; operational risks with respect to our Senior Housing - Managed communities; the effect of our tenants declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the possibility that Sabra may not acquire the remaining majority interest in the Enlivant Joint Venture; risks associated with our investments in joint ventures; changes in healthcare regulation and political or economic conditions; the impact of required regulatory approvals of transfers of healthcare properties; competitive conditions in our industry; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; the phasing out of the London Interbank Offered Rate (“LIBOR”) benchmark beginning after 2021; our ability to raise capital through equity and debt financings; changes in foreign currency exchange rates; the relatively illiquid nature of real estate investments; the loss of key management personnel; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the impact of a failure or security breach of information technology in our operations; our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws; changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act); compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities.
Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.
TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this release has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: Adjusted EBITDA, cash net operating income (“Cash NOI”), Annualized Cash NOI, funds from operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.
CONTACT
Investor & Media Inquiries: (888) 393-8248 or investorinquiries@sabrahealth.com

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Revenues:
Rental and related revenues	$113,383	$106,512
Interest and other income	2,941	2,851
Resident fees and services	36,041	39,983

Total revenues	152,365	149,346

Expenses:
Depreciation and amortization	44,375	44,168
Interest	24,443	25,704
Triple-net portfolio operating expenses	5,135	4,901
Senior housing - managed portfolio operating expenses	28,945	27,261
General and administrative	8,938	8,761
Provision for loan losses and other reserves	2,025	667

Total expenses	113,861	111,462

Other income (expense):
Loss on extinguishment of debt	(793)	—
Other income	133	2,259
Net gain (loss) on sales of real estate	1,313	(217)

Total other income	653	2,042

Income before loss from unconsolidated joint venture and income tax expense	39,157	39,926

Loss from unconsolidated joint venture	(5,010)	(3,667)
Income tax expense	(700)	(1,042)

Net income	$33,447	$35,217

Net income, per:

Basic common share	$0.16	$0.17

Diluted common share	$0.16	$0.17

Weighted-average number of common shares outstanding, basic	211,450,699	205,395,330

Weighted-average number of common shares outstanding, diluted	212,624,305	206,006,285

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation of $723,919 and $681,657 as of March 31, 2021 and December 31, 2020, respectively	$5,279,443	$5,285,038
Loans receivable and other investments, net	101,225	102,839
Investment in unconsolidated joint venture	283,751	288,761
Cash and cash equivalents	24,878	59,076
Restricted cash	4,609	6,447
Lease intangible assets, net	81,451	82,796
Accounts receivable, prepaid expenses and other assets, net	188,481	160,646
Total assets	$5,963,838	$5,985,603

Liabilities
Secured debt, net	$78,562	$79,065
Term loans, net	954,552	1,044,916
Senior unsecured notes, net	1,248,464	1,248,393
Accounts payable and accrued liabilities	123,505	146,276
Lease intangible liabilities, net	55,351	57,725
Total liabilities	2,460,434	2,576,375

Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of March 31, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized, 215,930,202 and 210,560,815 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	2,159	2,106
Additional paid-in capital	4,254,134	4,163,228
Cumulative distributions in excess of net income	(746,516)	(716,195)
Accumulated other comprehensive loss	(6,373)	(39,911)
Total equity	3,503,404	3,409,228
Total liabilities and equity	$5,963,838	$5,985,603

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income	$33,447	$35,217
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,375	44,168
Non-cash rental and related revenues	(5,713)	(365)
Non-cash interest income	(412)	(561)
Non-cash interest expense	1,896	2,233
Stock-based compensation expense	2,288	2,360
Loss on extinguishment of debt	793	—
Provision for loan losses and other reserves	2,025	667
Net (gain) loss on sales of real estate	(1,313)	217
Loss from unconsolidated joint venture	5,010	3,667
Distributions of earnings from unconsolidated joint venture	—	4,040
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other assets, net	(2,873)	(6,895)
Accounts payable and accrued liabilities	(10,992)	(9,929)
Net cash provided by operating activities	68,531	74,819
Cash flows from investing activities:
Acquisition of real estate	(28,654)	(67,274)
Origination and fundings of loans receivable	—	(936)
Additions to real estate	(10,833)	(11,956)
Repayments of loans receivable	628	1,011
Repayments of preferred equity investments	301	3,059
Net proceeds from the sales of real estate	3,202	6,272
Net cash used in investing activities	(35,356)	(69,824)
Cash flows from financing activities:
Net borrowings from revolving credit facility	—	101,000
Principal payments on term loans	(93,000)	—
Principal payments on secured debt	(709)	(877)
Payments of deferred financing costs	—	(715)
Issuance of common stock, net	87,654	1,930
Dividends paid on common stock	(63,221)	(92,390)
Net cash (used in) provided by financing activities	(69,276)	8,948
Net (decrease) increase in cash, cash equivalents and restricted cash	(36,101)	13,943
Effect of foreign currency translation on cash, cash equivalents and restricted cash	65	(660)
Cash, cash equivalents and restricted cash, beginning of period	65,523	49,143
Cash, cash equivalents and restricted cash, end of period	$29,487	$62,426
Supplemental disclosure of cash flow information:
Interest paid	$21,620	$21,526
Supplemental disclosure of non-cash investing activities:
Decrease in loans receivable and other investments due to acquisition of real estate	$—	$16,092

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SABRA HEALTH CARE REIT, INC.
FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Net income	$33,447	$35,217
Add:
Depreciation and amortization of real estate assets	44,375	44,168
Depreciation and amortization of real estate assets related to unconsolidated joint venture	5,844	5,585
Net (gain) loss on sales of real estate	(1,313)	217
Net loss on sales of real estate related to unconsolidated joint venture	33	1,729
FFO	$82,386	$86,916
Write-offs of straight-line rental income receivable and lease intangibles	—	5,835
Loss on extinguishment of debt	793	—
Provision for doubtful accounts and loan losses, net	2,025	—
Other normalizing items (1)	344	(1,446)
Normalized FFO	$85,548	$91,305
FFO	$82,386	$86,916
Stock-based compensation expense	2,288	2,360
Non-cash rental and related revenues	(5,713)	(365)
Non-cash interest income	(412)	(561)
Non-cash interest expense	1,896	2,233
Non-cash portion of loss on extinguishment of debt	793	—
Provision for loan losses and other reserves	2,025	667
Other non-cash adjustments related to unconsolidated joint venture	(596)	539
Other non-cash adjustments	172	53
AFFO	$82,839	$91,842
Other normalizing items (1)	321	(2,135)
Normalized AFFO	$83,160	$89,707
Amounts per diluted common share:
Net income	$0.16	$0.17
FFO	$0.39	$0.42
Normalized FFO	$0.40	$0.44
AFFO	$0.39	$0.44
Normalized AFFO	$0.39	$0.43
Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	212,624,305	206,006,285
AFFO and Normalized AFFO	213,270,122	206,509,513

(1)    FFO and AFFO for the three months ended March 31, 2020 include $2.1 million earned during the period related to legacy Care Capital Properties, Inc. investments. In addition, other normalizing items for FFO and AFFO include triple-net operating expenses, net of recoveries.

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REPORTING DEFINITIONS
Adjusted EBITDA*
Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the Company’s long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non-GAAP supplemental measure of operating performance.

Annualized Cash Net Operating Income (“Annualized Cash NOI”)*
The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Annualized Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Annualized Cash NOI as Annualized Revenues less operating expenses, excluding expenses related to the COVID-19 pandemic, and non-cash revenues and expenses. Annualized Cash NOI excludes all other financial statement amounts included in net income.

Annualized Revenues
The annual contractual rental revenues under leases and interest and other income generated by the Company’s loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries, additional rents or government grant income and are net of repositioning reserves, if applicable.

Cash Net Operating Income (“Cash NOI”)*
The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income.

EBITDARM
Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. EBITDARM has limitations as an analytical tool. EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDARM does not represent a property’s net income or cash flows from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure, and as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company.

EBITDARM Coverage
Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)*
The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“Nareit”), and adjusted funds from operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint venture, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint venture, and real estate

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REPORTING DEFINITIONS
impairment charges. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, non-cash rental and related revenues, non-cash interest income, non-cash interest expense, non-cash portion of loss on extinguishment of debt, provision for loan losses and other reserves, non-cash lease termination income and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint venture. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define AFFO differently than the Company does.

Normalized FFO and Normalized AFFO*
Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does.

Occupancy Percentage
Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Occupancy Percentage for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share.

REVPOR
REVPOR represents the average revenues generated per occupied unit per month at Senior Housing - Managed communities for the period indicated. It is calculated as resident fees and services revenues, excluding government grant income, divided by average monthly occupied unit days. REVPOR includes only Stabilized Facilities. REVPOR for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share.

Senior Housing
Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities.

Senior Housing - Managed
Senior Housing communities operated by third-party property managers pursuant to property management agreements.

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REPORTING DEFINITIONS
Skilled Mix
Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

Skilled Nursing/Transitional Care
Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.

Specialty Hospitals and Other
Includes acute care, long-term acute care, rehabilitation and behavioral hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care or Senior Housing.

Stabilized Facility
At the time of acquisition, the Company classifies each facility as either stabilized or non-stabilized. In addition, the Company may classify a facility as non-stabilized after acquisition. Circumstances that could result in a facility being classified as non-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities are typically reclassified to stabilized upon the earlier of maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care facilities and 90% for Senior Housing communities) or 24 months after the date of classification as non-stabilized. Stabilized Facilities exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being transitioned to a new operator, (iv) facilities being transitioned from being leased by the Company to being operated by the Company and (v) facilities acquired during the three months preceding the period presented.

*Non-GAAP Financial Measures
Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this release can be found at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.

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